Exhibit 10.7

《借款合同》

借款合同

Loan agreement

合同编号/Contract No.：[               ]

贷款人（以下称甲方）/Lender (Party A): HONG KONG XINYUN TRADING LIMITED

注册号/统一社会信用代码/身份证号码Register Nummer/Unified social credit code/ID number:   /

注册地址/身份证地址/Registered address/ID address:   /

联系电话/Contact number : /

电子邮箱/E-mail: /

借款人（以下称乙方）/Borrower (Party B):： TIAN XING CLOUD (SINGAPORE) SUPPLY CHAIN PTE. LTD.

统一社会信用代码/身份证号码/Unified social credit code/ID number: 202117246K

注册地址/身份证地址/Registered address/ID address: 987 SERANGOON ROAD SINGAPORE (328147)

通讯地址/Address： /

联系电话/Contact number： /

电子邮箱/E-mail： /

保证人/Guarantor：/

根据《中华人民共和国民法典》等规定，甲、乙双方经协商一致，就乙方向甲方申请借款、甲方同意向乙方提供借款事宜于 2024 年 4 月 1 日签订本合同，以资共同信守。

According to the “Civil Code of the People’s Republic of China” and other regulations, both parties A and B have reached an agreement through negotiation to sign this contract on [April][1], [2024] regarding Party A agrees to lend to Party B.

1.	借款用途、借款金额/Purpose of loan、Loan amount

1.1.	借款用途：本合同项下的借款用途为 发展经营资金周转 。

Purpose of borrowing: The purpose of borrowing under this contract is to develop and operate capital turnover.

（自然人借款人）签字按手印:

《借款合同》

1.2.	借款金额：本合同给项下的借款金额为30,000,000.00美元（大写：美元叁仟万元整）。

Loan amount: The loan amount under this contract is USD 30,000,000.00.

2.	借款期限/Loan period

2.1.	本合同项下的借款期限为 5年,自 2024 年 4 月 1 日（起算日）起至 2029 年 3 月 31 日（截止日）止。

The loan term under this contract is 5 years, starting from [April][1], [2024] to[March][31], [2029](deadline date).

2.2.	如借款未在借款期限起算日发放，则借款期限起算时间以实际发放日为准，借款期限截止日亦随借款实际发放日的变化予以提前或顺延。

If the loan is not issued on the starting date of the loan period, the starting time of the loan period shall be based on the actual issuance date, and the deadline of the loan period will be advanced or postponed according to the change of the actual issuance date of the loan.

3.	借款利率/Interest Rate

3.1.	本合同执行的利率为以下第 A 项/Interest rate for execution of this contract is item A below.。

A.固定利率：借款年利率为（4.2%）

A.Fixed interest rate: The annual interest rate of the borrowing is 4.2%.

B.浮动利率：按中国人民银行发布的人民币同期贷款基准利率上浮 / ％执行，借款期限每满一年重新核定一次，目前执行的年利率为 / ％。在本合同有效期限内，如遇国家调整贷款基准利率并适用于本合同项下借款时，甲方无需通知乙方即有权按照本合同的规定调整本合同的借款利率并按照调整后的利率计算利息。甲方执行本条规定不视为对本合同的修改或变更。

B.Floating interest rate: The benchmark interest rate for RMB loans issued by the People’s Bank of China over the same period will be increased by /%, and the loan period will be re-approved every one year. The current annual interest rate is /%. During the effective period of this contract, if the country adjusts the benchmark loan interest rate and applies to the loan under this contract, Party A has the right to adjust the loan interest rate of this contract in accordance with the provisions of this contract and calculate it according to the adjusted interest rate without notifying Party B. Interest. Party A’s implementation of the provisions of this article shall not be regarded as a modification or change of this contract.

（自然人借款人）签字按手印:

《借款合同》

3.2.	计付方式/Payment method

1)	利息的计算公式为：利息＝未偿还借款本金余额*(借款年利率/360)*借款实际存续天数。

 The calculation formula for interest is: interest = outstanding loan principal balance * (borrowing interest rate/360) * actual number of days of borrowing.

2)	甲方按照以下第 B 项向乙方收取利息:

Party A collects interest from Party B in accordance with item B below:

A.自借款实际发放之日起开始计息，支付利息的借款本金按照本合同第1.2条规定的金额计算，利息自借款发放之日起每满 / 个月付息一次，最后一期利息在本合同规定的借款期限届满之日随本金一起支付给甲方。付息日为法定节假日的，则顺延至下一个工作日。乙方应在付息日或之前将已发生的借款利息支付给甲方。甲方不向乙方提供收取利息的发票，如乙方需要前述发票的，则甲方为开具发票而发生的全部税费由乙方承担；此利息为甲方税后净得利息。

A.The interest will be calculated from the date of actual issuance of the loan, and the principal of the loan to be paid shall be calculated according to the amount specified in Article 1.2 of this contract. The interest shall be paid every full / month from the date of the issuance of the loan, and the last instalment of interest On the day when the loan period stipulated in this contract expires, it will be paid to Party A along with the principal. If the interest payment date is a legal holiday, it will be postponed to the next working day. Party B shall pay Party A the loan interest that has occurred on or before the interest payment date. Party A does not provide Party B with invoices for collecting interest. If Party B needs the aforementioned invoices, Party A shall bear all taxes and fees incurred by Party A for issuing the invoices; this interest is the net interest earned by Party A after tax.

B.利随本清。在本合同规定的借款期限届满之日，乙方将借款利息与借款本金同时支付给甲方。

B.The benefit is clear. On the expiry date of the loan period stipulated in this contract, Party B shall pay the loan interest and the loan principal to Party A at the same time.

C.其它约定：无。

C.Other agreements: None.

3.3.	如乙方提前还款，利率仍按照本合同第3.2条的约定执行。

If Party B repays the loan early, the interest rate will still be implemented in accordance with Article 3.2 of this contract.

（自然人借款人）签字按手印:

《借款合同》

4.	借款发放/Loan issuance

4.1.	甲方应按照以下第 B 项的规定将借款划至乙方/Party A shall allocate the loan to Party B in accordance with the provisions of item B below。

A. 一次性发放。在本合同及担保措施（如有）均已生效后 5个工作日内支付给乙方。

One-time distribution. Payment to Party B within 5 working days after this contract and the guarantee measures (if any) have become effective.

B.分次发放。在本合同及担保措施（如有）均已生效后5 个工作日内支付给乙方,每次发放借款的时间和金额由乙方自行确定。

Issued in installments. Party B shall be paid to Party A within 5 working days after this contract and guarantee measures (if any) have become effective, and the time and amount of each loan shall be determined by Party B.

4.2.	乙方要求甲方推迟发放借款的，应在甲方借款发放之前书面通知甲方，并征得甲方同意。

If Party B requires Party A to postpone the issuance of the loan, it shall notify Party A in writing before the issuance of Party A’s loan and obtain Party A’s consent.

4.3.	乙方接收甲方发放借款的银行账户信息如下：

The bank account information of Party B receiving the loan from Party A is as follows

开户名称/Account Name：

开户银行/Account Bank：

银行账号/Bank Account：

银行地址/Bank address：

SWIFT CODE:

4.4.	乙方应保证上述账户信息的准确有效性，如有任何变动应至少提前三个工作日予以书面通知甲方。否则，甲方有权延付所借款项并无须承担任何责任。因乙方提供的账户原因导致的借款到账迟延，乙方仍应按照本合同约定的借款期限及利息标准承担相应的责任。

Party B shall ensure the accuracy and validity of the above account information, and shall notify Party A in writing at least three working days in advance of any changes. Otherwise, Party A has the right to defer the payment of the loan and does not have to bear any responsibility. If the loan is delayed due to the account provided by Party B, Party B shall still bear the corresponding responsibilities in accordance with the loan period and interest rate stipulated in this contract.

（自然人借款人）签字按手印:

《借款合同》

5.	还款来源/Source of repayment

5.1.	乙方用下列资金归还本合同项下的借款本息及其他应付款项（如有）：乙方于借款期限内所获的所有合法收入（包括但不限于营业收入、投资收益、股息、分红等）。

Party B uses the following funds to repay the principal and interest of the loan and other payables (if any) under this contract: all legal income obtained by Party B during the loan period (including but not limited to operating income, investment income, dividends, dividends, etc.).

6.	还款方式/Repayment method

6.1.	乙方向甲方偿还的款项按以下顺序结清：（1）甲方为实现债权所发生的费用（包括但不限于律师费、诉讼费/仲裁费、保全费、保全担保费、保全保险费、公告费等费用）、（2）违约金、（3）损害赔偿金、（4）罚息、（5）复利、（6）借款利息、（7）借款本金。上述清偿顺序同样适用于乙方在本合同项下提前还款的情况。

The repayment by Party B to Party A shall be settled in the following order: (1) Expenses incurred by Party A in realizing the creditor’s rights (including but not limited to attorney fees, litigation fees/arbitration fees, preservation fees, preservation guarantee fees, preservation insurance fees), (2) liquidated damages, (3) damages, (4) penalty interest, (5) compound interest, (6) loan interest, (7) loan principal. The above repayment sequence is also applicable to the early repayment by Party B under this contract.

6.2.	借款利息按照本合同第3.1条规定支付，借款本金按照下列方式偿还：借款期限届满之日一次偿还借款本金。

Loan interest shall be paid in accordance with the provisions of Article 3.1 of this contract, and the loan principal shall be repaid in the following manner: the loan principal shall be repaid in one lump sum on the day the loan period expires.

6.3.	乙方应按照本合同第6.1条顺序向甲方清偿应付金额，并支付至甲方如下收款账户：

Party B shall settle the amount due to Party A in the order in accordance with Article 5.1 of this contract, and pay to Party A’s following collection accounts:

开户名称/Account Name：

开户银行/Account Bank：

银行账号/Bank Account：

银行地址/Bank address：

SWIFT CODE：

（自然人借款人）签字按手印:

《借款合同》

7.	保证条款/ Guarantee terms如有则按照提示填写，如无可划“/”

7.1.	为保障乙方严格遵守并履行本合同项下的全部义务并确保甲方基于本合同项下债权的实现，保证人/愿意为本合同项下的甲方的全部债权（即本合同第6.1条所提及(1)至（7）全部款项）提供连带责任保证，当乙方不履行到期债务或发生本合同约定的情形时，甲方可以请求乙方履行债务，也可以请求保证人在其保证范围内承担保证责任。

In order to ensure that Party B strictly abides by and fulfills all obligations under this contract and to ensure that Party A realizes the claims under this contract, the guarantor / is willing to be this contract item All claims of Party A (that is, all the payments from (1) to (7) mentioned in Article 6.1 of this contract) provide joint liability guarantee. When Party B fails to perform the due debts or the circumstances stipulated in this contract occur, Party A may When requesting Party B to perform its debts, it can also request the guarantor to assume the guaranty responsibility within the scope of its guarantee.

7.2.	保证期间为借款期限届满或本合同约定情形发生之日起三年。

The guarantee period is three years from the date of the expiration of the loan period or the occurrence of the circumstances agreed in this contract.

8.	担保措施/Guarantee measures

8.1.	抵押。抵押人为 / ，抵押物为 / 。由甲方、乙方、抵押人另行签署并办理与抵押有关的担保手续。

Mortgage. The mortgagor is / , and the collateral is / . Party A, Party B and the mortgagor shall sign separately and go through the guarantee procedures related to the mortgage.

8.2.	质押。出质人为 / ，质押物为 / 。由甲方、乙方、出质人另行签署并办理与质押有关的担保手续。

Pledge. The pledger is / , and the pledge is / . Party A, Party B, and the pledger will sign separately and go through the guarantee procedures related to the pledge.

8.3.	留置。留置财产为 / 。由甲方、乙方另行签署与留置财产有关的担保合同进行约定。

Retention. The retained property is / . Party A and Party B shall separately sign a guarantee contract related to the lien property for agreement.

（自然人借款人）签字按手印:

《借款合同》

9.	提前还款/Early repayment

9.1.	本合同履行期间有下列任一事项发生时，甲方有权宣布本合同项下借款到期，并有权要求乙方提前还款，乙方最后还款期限为甲方发出提前还款通知发出后的第5个工作日。

When any of the following matters occurs during the performance of this contract, Party A has the right to declare that the loan under this contract is due, and has the right to require Party B to repay the loan in advance. Party B’s final repayment period is for Party A to issue an early repayment notice. After the 5th working day.

1)	乙方改变借款用途；

Party B changes the purpose of the loan;

2)	乙方未按本合同约定履行还本或付息义务超过5日；

Party B fails to perform the principal or interest payment obligations as stipulated in this contract for more than 5 days;

3)	乙方的经营状况恶化或重要资产发生转移、毁损、被查封、被冻结或者他人对乙方提出涉及财产权利的主张或乙方经营上的变更可能导致不利于贷款偿还的影响；

The deterioration of Party B’s business conditions or the transfer, damage, seizure, or freezing of important assets, or other people’s claims on Party B involving property rights or changes in Party B’s operations may cause adverse effects on loan repayment;

4)	乙方未按时提供或提供虚假、非法的证明、资料等文件；

Party B fails to provide or provide false or illegal certificates, materials and other documents on time;

5)	乙方、保证人、抵押人、出质人提供虚假财务报告、银行账号等或者拒绝甲方对其资金、财产进行监督、检查（如有）；

Party B, guarantor, mortgagor, and pledger provide false financial reports, bank account numbers, etc., or refuse Party A to supervise and inspect its funds and properties (if any);

6)	乙方、保证人、抵押人、出质人的重要资产发生转移、毁损、被查封、被冻结或其他致使担保能力减弱或丧失的情形，乙方未能在5个工作日内按甲方要求为借款提供新的担保（如有）；

If the important assets of Party B, the guarantor, the mortgagor, and the pledger are transferred, damaged, sealed up, frozen, or other circumstances that weaken or lose the guarantee capability, Party B fails to comply with the requirements of Party A within 5 working days. New guarantees for borrowing (if any);

（自然人借款人）签字按手印:

《借款合同》

7)	抵押物、质押物、留置财产发生毁损、转移、严重贬值及其他不利于甲方担保物权实现的情形，乙方未提供甲方认可的新的担保措施（如有）；

The mortgage, pledge, lien property is damaged, transferred, severely depreciated, or other circumstances that are not conducive to the realization of Party A’s security real rights, and Party B has not provided new guarantee measures (if any) recognized by Party A;

8)	其他甲方判断可能导致不利于贷款偿还的因素。

Other factors that Party A judges may lead to unfavorable loan repayment.

9.2.	如果乙方对本合同第9.1条所列不利于甲方权益的事项采取了补救措施，获得甲方认可，并完善了相应的协议签署及手续办理的，本合同继续履行。

If Party B takes remedial measures against the matters listed in Article 9.1 of this contract that are not conducive to Party A’s rights and interests, and obtains Party A’s approval, and completes the corresponding agreement signing and formalities, this contract will continue to be performed.

10.	甲方的权利及义务/Party A’s rights and obligations

10.1.	有权要求乙方按照本合同约定按期足额偿还借款本息及支付相关费用。

The right to require Party B to repay the principal and interest of the loan in full and on time and pay related expenses in accordance with this contract.

10.2.	有权要求乙方提供与借款有关的文件资料。

The right to request Party B to provide documents related to the loan.

10.3.	有权要求乙方每季提供其财务报表及重大资产变动资料，有权随时向乙方了解乙方经营活动及涉及的重大法律纠纷情况，查阅和索取相关的资料和文件等。

The right to request Party B to provide its financial statements and material asset changes on a quarterly basis, to learn from Party B about Party B’s business activities and major legal disputes involved, and to consult and request relevant materials and documents.

10.4.	本合同有效期内，甲方有权监督、检查借款使用情况。

During the validity period of this contract, Party A has the right to supervise and inspect the use of the loan.

10.5.	发生本合同第9.1条约定的情形之一的，有权单方解除本合同。

In the event of one of the circumstances stipulated in Article 9.1 of this contract, the right to unilaterally terminate this contract.

（自然人借款人）签字按手印:

《借款合同》

10.6.	对乙方逃避甲方的监督、未按期偿还借款本息或其它严重违约行为，有权收取违约金或罚息。

Party B has the right to charge liquidated damages or penalty interest for Party B’s evasion of Party A’s supervision, failure to repay the principal and interest of the loan on schedule, or other serious breaches of contract.

10.7.	按照本合同约定向乙方发放借款。

Disburse loans to Party B in accordance with this contract.

11.	乙方的权利及义务/Party B’s rights and obligations

11.1.	有权要求甲方按照本合同的约定发放借款。

The right to require Party A to issue loans in accordance with the provisions of this contract.

11.2.	按本合同约定的用途使用借款。

Use the loan for the purpose agreed in this contract.

11.3.	按照本合同约定的时间和金额向甲方支付借款本金、利息及其他费用支出。

Pay the loan principal, interest and other expenses to Party A in accordance with the time and amount agreed in this contract.

11.4.	按甲方要求向甲方提供与借款有关的各种文件资料，积极配合并协助甲方对本合同履行情况、借款使用情况及乙方生产经营和资金财务活动进行检查、调查和监督。

Provide Party A with various documents related to the loan according to Party A’s requirements, and actively cooperate and assist Party A in the inspection, investigation and supervision of the performance of this contract, the use of the loan, and Party B’s production, operation and financial activities.

11.5.	每季向甲方提供其财务报表及重大资产变动资料，包括但不限于资产负债表、损益表、现金流量表、财务状况分析说明、征信报告等。

Provide Party A quarterly with its financial statements and material asset changes, including but not limited to balance sheet, income statement, cash flow statement, financial status analysis explanation, credit report, etc.

11.6.	未征得甲方书面同意，不得将本合同项下的权利义务全部或部分转让给第三人，不得进行承包或租赁经营、合并或兼并、部分或全部股份制改造、分立或联营、合资合作、资产或债务重组以及申请停业、歇业、解散、破产等行为。

Without the written consent of Party A, the rights and obligations under this contract shall not be transferred in whole or in part to a third party, contract or lease operation, merger or merger, partial or full shareholding reform, division or joint operation, or joint venture shall not be allowed Cooperation, asset or debt reorganization, and application for suspension, closure, dissolution, bankruptcy, etc.

（自然人借款人）签字按手印:

《借款合同》

11.7.	不得为第三方提供足以对其财务状况或履行本合同项下义务的能力产生重大不利影响的担保。

No guarantee shall be provided to a third party that is sufficient to have a material adverse effect on its financial condition or ability to perform its obligations under this contract.

11.8.	如发生对其正常经营构成危险或对其履行本合同项下还款义务产生重大不利影响的任何事件，包括但不限于涉及重大诉讼事项、破产、财务状况恶化等，应立即书面通知甲方。

In the event of any event that poses a danger to its normal operations or has a significant adverse impact on its performance of the repayment obligations under this contract, including but not limited to involving major litigation, bankruptcy, deterioration of financial conditions, etc., you should immediately notify A in writing square.

11.9.	甲方借款未获清偿之前，未征得甲方书面同意，乙方不得回购其股东股权。

Before Party A’s loan has been repaid, Party B shall not repurchase its shareholders’ equity without obtaining Party A’s written consent.

11.10.	乙方不如期清偿借款的，甲方为实现债权所发生的费用（包括但不限于律师费、诉讼费/仲裁费、保全费、保全担保费、保全保险费、公告费等费用）由乙方承担。

If Party B fails to repay the loan as scheduled, the expenses incurred by Party A for the realization of the creditor’s rights (including but not limited to attorney fees, litigation fees/arbitration fees, preservation fees, preservation guarantee fees, preservation insurance fees, announcement fees, etc.) shall be paid by Party B bear.

11.11.	乙方承诺并保证签订本合同不违反法律、行政法规、部门规章等规定。若乙方违反法律、行政法规、部门规章等而签署本合同，因此而产生的责任由乙方承担，乙方不得以此为由对抗本合同项下责任的承担和义务的履行。

Party B promises and guarantees that signing this contract will not violate laws, administrative regulations, departmental rules and other provisions. If Party B violates laws, administrative regulations, departmental rules, etc. and signs this contract, Party B shall bear the responsibilities arising therefrom, and Party B shall not use this as an excuse to oppose the assumption of responsibilities and performance of obligations under this contract.

（自然人借款人）签字按手印:

《借款合同》

12.	违约责任/Liability for breach of contract

12.1.	乙方未按本合同约定的用途使用借款，甲方有权停止发放其余借款，并提前收回已发放的部分或全部贷款，对违约使用部分有权收取罚息，罚息利率为本合同约定的借款利率水平上浮140%。对不能按时支付的利息，按罚息利率计收复利。

If Party B fails to use the loan for the purposes agreed in this contract, Party A has the right to stop issuing the remaining loans, and to withdraw part or all of the loan in advance, and has the right to charge penalty interest for the part used in breach of contract. The penalty interest rate is stipulated in this contract. The borrowing interest rate of China has risen by 140%. For interest that cannot be paid on time, compound interest is calculated at the penalty interest rate.

12.2.	乙方未按本合同约定归还借款本息，也未与甲方签订延期还款协议，或所延期限届满仍未归还借款本息时，甲方有权催收借款本息，并可对逾期借款自逾期之日起收取罚息，罚息利率为本合同约定借款利率水平上浮140％。对不能按时支付的利息，自逾期之日起，按罚息利率计收复利。

When Party B fails to repay the principal and interest of the loan as agreed in this contract, nor sign a deferred repayment agreement with Party A, or if the extension period expires and the principal and interest of the loan are not repaid, Party A has the right to collect the principal and interest of the loan, and can overdue the overdue loan. The penalty interest will be collected from the date on which the penalty interest rate has increased by 140% to the level of the borrowing interest rate agreed in this contract. For interest that cannot be paid on time, compound interest will be calculated and collected at the penalty interest rate from the date of overdue.

12.3.	未经甲方书面同意，乙方提前归还本合同项下借款的，甲方有权依照本合同约定的借款期限和利率计收利息。

If Party B repays the loan under this contract in advance without the written consent of Party A, Party A has the right to accrue and collect interest in accordance with the loan period and interest rate agreed in this contract.

12.4.	乙方违反本合同约定，且经甲方书面通知未予以纠正的，乙方应向甲方支付借款本金百分之贰拾（ 20 ％）的违约金，给甲方造成损失的，还应赔偿甲方的损失。

If Party B violates this contract and fails to rectify it after Party A’s written notice, Party B shall pay Party A a penalty of 20% of the loan principal and cause losses to Party A. Compensate Party A for the loss.

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12.5.	在本合同有效期内，乙方或保证人因经营管理不善，发生亏损或虚盈实亏，或与第三者发生债务纠纷，或者抵押物、质押物、留置财产发生毁损、灭失等危及借款安全时，甲方可停止发放借款，并提前收回已发放的借款本息。

During the validity period of this contract, Party B or the guarantor has suffered losses, false profits or real losses due to poor management, or has a debt dispute with a third party, or the damage or loss of the mortgage, pledge, lien, etc. endangers the safety of the loan. At that time, Party A can stop issuing loans and recover the principal and interest of the loans in advance.

12.6.	本条所列违约金，违约方应在收到对方有关通知之日起十个工作日内支付给对方。

The liquidated damages listed in this article shall be paid to the other party by the breaching party within ten working days from the date of receiving the relevant notice from the other party.

13.	保密条款/Confidentiality clause

13.1.	协议双方应本着诚实信用、合作共赢的精神对本合同内容及因履行本合同而获得的对方的保密信息予以严格保密，任何一方不得擅自使用、或向任何第三方披露、或许可任何第三方使用对方的保密信息。根据有权的法院、仲裁机构、证券交易所（境内、境外)或其他司法、行政、立法机构、监管机关等有权机关之要求，或者依据适用的法律、法规或其他行政规章的要求，信息接收方及/或/和信息接收方所属集团公司、母公司、附属公司、关联公司须披露本合同及相关信息的，或在必要范围内向负有保密义务的第三方专业机构（法律、财税、审计等专业服务机构）的披露，不视为违反保密义务。保密期限直至保密信息被公开为止。

Both parties to the agreement shall strictly keep confidential the content of this contract and the confidential information of the other party obtained as a result of the performance of this contract in the spirit of good faith and win-win cooperation. The third party uses the other party’s confidential information. According to the requirements of competent courts, arbitration institutions, stock exchanges (domestic and overseas) or other judicial, administrative, legislative, regulatory and other competent authorities, or in accordance with the requirements of applicable laws, regulations or other administrative regulations, information Where the recipient and/or/and the group company, parent company, affiliated company, and affiliated company of the information recipient must disclose this contract and related information, or, to the extent necessary, to a third-party professional organization (legal, fiscal, taxation, Disclosure by professional service organizations such as auditing shall not be regarded as a violation of confidentiality obligations. The confidentiality period is until the confidential information is disclosed.

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《借款合同》

14.	通知与送达/Notification and Service

14.1.	本合同项下的任何文件往来、通讯和通知均应以书面形式按本合同首页记载的地址送达对方。该送达适用范围包括但不限于：双方往来时各类通知、索赔、协议等文件，就协议发生纠纷时相关文件及法律文书，争议事项进入法律程序后的材料文件等。

Any document exchanges, communications and notices under this contract shall be delivered in writing to the other party at the address recorded on the first page of this contract. The scope of application of this service includes, but is not limited to: various notifications, claims, agreements and other documents when the parties exchange, related documents and legal documents when disputes occur over agreements, and materials and documents after disputes have entered legal procedures.

14.2.	如本合同任何一方的联系方式发生变化，应于变更之前毫不迟延地以任何快捷方式通知对方及法院、仲裁机构（如已进入诉讼、仲裁等法律程序），否则，本合同所确认的送达地址仍视为有效送达地址，由此产生的不利后果由变更方自行承担。履行了变更通知义务的，以变更后的送达地址为有效送达地址。

If the contact information of any party to this contract changes, it shall notify the other party and the court or arbitration institution in any shortcut without delay before the change (if it has entered legal proceedings such as litigation or arbitration), otherwise, this contract confirm The service address of is still regarded as a valid service address, and the adverse consequences arising therefrom shall be borne by the changing party. If the obligation to notify the change is fulfilled, the changed address for service shall be the effective address for service.

14.3.	任何文件、通讯和通知、法院诉讼材料等只要按照本合同首页地址发送，即应视作在下列日期被送达:如果是邮寄方式，则为在约定的送达地址被接收、拒收或因任何原因被退件之日亦视为送达；如果是直接送达或派专人送达的，则为收件人签收之日，或送达人当场在送达回证/回执上记明情况之日视为送达之日；如是电子邮件、手机短信、微信等即时通讯方式，除非系统提示传输失败，则在发送之时送达。如同时采取一种或多种方式送达，送达时间以上述送达方式中最先送达的为准。

Any documents, communications and notices, court litigation materials, etc., as long as they are sent according to the address on the first page of this contract shall be deemed to have been served on the following date: If it is mailed, it shall be received or rejected at the agreed service address Or the date of being returned for any reason is also deemed to be served; if it is served directly or by a special person, it is the date when the recipient signs for the receipt, or the recipient writes it on the delivery receipt/receipt on the spot The date tomorrow is deemed to be the date of delivery; for instant messaging such as e-mail, SMS, WeChat, etc., unless the system prompts that the transmission has failed, it will be delivered at the time of delivery. If one or more methods are used for delivery at the same time, the delivery time shall be the first of the above delivery methods.

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15.	法律适用及争议解决/ Application of law and dispute resolution

15.1.	本协议的订立、效力、解释、履行及争议的解决均适用中华人民共和国法律（为本协议之目的，不含香港、澳门、台湾地区相关法律法规）。

The conclusion, validity, interpretation, performance and dispute resolution of this agreement shall be governed by the laws of the People’s Republic of China (for the purpose of this agreement, relevant laws and regulations of Hong Kong, Macau, and Taiwan are not included).

15.2.	在协议履行过程中发生争议，可以通过协商解决；协商不成，双方均可提交至深圳仲裁委员会，由其按照提交仲裁时有效的仲裁规则进行仲裁。仲裁地点在深圳，仲裁语言为中文。在争议解决期间，本协议不涉及争议部分的条款仍须履行。

Disputes arising in the implementation of the agreement can be resolved through negotiation; if the negotiation fails, both parties can submit it to the Shenzhen Arbitration Commission, which will conduct arbitration in accordance with the arbitration rules in effect at the time of submission. The place of arbitration shall be Shenzhen, and the language of arbitration shall be Chinese. In dispute resolution During the period, the terms of this agreement that do not involve the disputed part still have to be fulfilled.

16.	合同的生效、变更及解除/Effectiveness, modification and termination of the contract

16.1.	本合同由各方于中国深圳南山区签署，一式肆份，各方各执一份，均具同等法律效力，自各公司签约主体加盖公章或合同专用章（含所盖印章类型的骑缝章）、各自然人签约主体签字并按手印（含每页签字按手印）后生效。

This contract is signed by all parties in Nanshan District, Shenzhen, China, in four copies, each of which holds one copy, all of which have the same legal effect. The official seal or contract seal (including the seal type of the seal is included). Chapter), each natural person signing the contract and pressing the fingerprint (including the signature and fingerprint on each page) will become effective.

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16.2.	本合同生效后，任何一方不得擅自变更和解除。任意一方对本合同的变更，均需经各方协商一致达成新的书面约定后方可生效。

After this contract takes effect, neither party may change or terminate it without authorization. Any party’s changes to this contract can only take effect after the parties reach a new written agreement through negotiation.

16.3.	除非另有约定，任何一方欲解除本合同时，应及时书面通知其他相对方，并经各方协商一致，本合同方可解除。

Unless otherwise agreed, when either party wishes to terminate this contract, it shall promptly notify the other counterparty in writing, and the contract can be terminated after the parties reach an agreement.

16.4.	本合同至本合同项下借款本金、利息、复利、罚息、违约金、损害赔偿金及其他甲方为实现债权发生的费用等全部清偿完毕后自动失效。

From this contract to this contract, the loan principal, interest, compound interest, penalty interest, liquidated damages, damages and other expenses incurred by Party A for the realization of the creditor’s rights will automatically become invalid after the completion of the settlement.

16.5.	乙方向甲方提供的借款申请书、双方签订的延期还款协议书和其他有关变更本合同条款的协议，以及甲方要求乙方提供的与本合同有关的其他材料，均为本合同的组成部分，与本合同具有同等法律效力。

The loan application letter provided by Party B to Party A, the extension of repayment agreement signed by both parties and other agreements related to changing the terms of this contract, as well as other materials related to this contract that Party A requires Party B to provide, are all of this contract. The components have the same legal effect as this contract.

16.6.	本协议以书面形式签署并由中文、英文两个版本组成，一式两份，双方各执一份，均具同等法律效力。如中英文内容不一致的，以中文版为准。

This agreement is signed in written form and consists of two versions, Chinese and English, in two copies, each of which holds one copy and has the same legal effect. If the content is inconsistent between Chinese and English, the Chinese version shall prevail.

（以下无正文）

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《借款合同》

甲方（贷款人）/Party A (Lender): HONG KONG XINYUN TRADING LIMITED

（签字/盖章）：/s/

乙方（借款人）/Party B (Borrower): TIAN XING CLOUD (SINGAPORE) SUPPLY CHAIN PTE. LTD.

（签字/盖章）：/s/

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